UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2006

Arena Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

858.453.7200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 13, 2006, the Compensation Committee of our Board of Directors approved compensation for non-employee directors. Effective as of January 1, 2007, each of our non-employee directors is eligible to receive the following compensation for their participation on our Board of Directors and its committees:

Equity:

•                  Initial Grant to New Directors:  18,000 options to purchase our common stock. The options are 10-year options with an exercise price equal to the fair market value of our common stock as determined under our 2006 Long-Term Incentive Plan, vesting in equal annual installments over approximately two years.

•                  Annual Grant to Ongoing Directors:  12,000 options to purchase our common stock. The options are 10-year options with an exercise price equal to the fair market value of our common stock as determined under our 2006 Long-Term Incentive Plan, vesting in equal monthly installments over one year.

A form of the stock option grant agreement for director option grants under our 2006 Long-Term Incentive Plan is included as Exhibit 10.2 to the Form 8-K we filed with the Securities and Exchange Commission on August 1, 2006.

Cash:

•                  Retainer:  $20,000 annually, paid quarterly, subject to continuing service as a director. Prior to the beginning of any calendar year or, in the case of a new director, upon joining our Board of Directors, each director can irrevocably elect to receive 25%, 50%, 75% or 100% of his or her retainer for the following calendar year in (i) deferred stock units (DSUs) on a $1-for-$1 basis, (ii) the number of options determined by dividing three times the retainer amount elected by the fair market value of our common stock, computed at the time the options are granted, or (iii) a combination of cash, DSUs and options. The options are 10-year options with an exercise price equal to the fair market value of our common stock as determined under our 2006 Long-Term Incentive Plan, vesting in approximately equal monthly installments over one year.

•                  Meeting Attendance Fee:

•                  General:
•                  In-Person:  $1,000
•                  Telephonic:  $500

•                  Exceptions:

•                  Audit Chairperson Meeting Attendance Fee:

•                  In-Person:  $3,000

•                  Telephonic:  $1,500

•                  Other Chairperson Meeting Attendance Fee:

•                  In-Person:  $2,000

•                  Telephonic:  $1,000

In addition, our Board of Directors or the Compensation Committee may authorize additional fees for significant work in informal meetings or for other service to us in the recipient’s capacity as a director or committee member. Each non-employee director is entitled to reimbursement for all of such director’s reasonable out-of-pocket expenses incurred in connection with serving on our Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel & Secretary